Exhibit 99.1

Press Release

ContraFect Appoints Clinical Development Leader, Cara Cassino, M.D., as Chief Medical Officer

YONKERS, NY — (Marketwired) — 09/16/15 — ContraFect Corporation (NASDAQ: CFRX) (NASDAQ: CFRXW) (NASDAQ: CFRXZ), a clinical-stage biotechnology company focused on the discovery and development of protein therapeutics and antibody products for life-threatening, drug-resistant infectious diseases, today announced that Cara Cassino, M.D. will be appointed as Chief Medical Officer of ContraFect effective September 25, 2015. Dr. Cassino brings extensive clinical development experience to ContraFect from global pharmaceutical leaders including Boehringer-Ingelheim Pharmaceuticals, Inc, Pfizer Inc, and Forest Laboratories, Inc. (acquired by Actavis plc, now Allergan plc).

“Cara is a superb drug developer and has a track record of success in building anti-infective and orphan product portfolios,” said Julia P. Gregory, Chief Executive Officer of ContraFect. “Cara’s depth of experience in clinical development, medical affairs, and strategic assessment of new drug candidates and business opportunities will be invaluable in achieving our goal of bringing new medicines to patients with serious infections, and growing ContraFect into a leading anti-infective company.”

“ContraFect’s novel drug discovery and development technologies bring new, potentially disruptive innovation to the anti-infective space, where the alarming rise of resistance to traditional antibiotics signals the need for novel approaches,” said Dr. Cassino. “I am thrilled to join ContraFect at this inflection point in the company’s growth trajectory, as CF-301, the lead lysin candidate moves toward Phase 2 clinical trials, CF-404 advances through IND-enabling studies towards a Phase 1 clinical trial, and there is ample opportunity to expand the portfolio by leveraging the lysin platform to advance new candidates to address treatment gaps for serious and life-threatening infections.”

Dr. Cassino has extensive experience in the design and execution of drug development programs across a broad range of therapeutic areas, with the approval of more than 20 regulatory submissions in the US and globally over the course of her career. Most recently, Dr. Cassino held the position of Senior Vice President, Global Clinical Development at Forest Laboratories, Inc (Forest) and served on its R&D Executive Leadership team. Dr Cassino led Forest’s clinical development organization which was responsible for a portfolio of over 35 compounds, (including 7 drugs in the anti-infective space) and was also instrumental in the clinical due diligence process for Forest’s $2.9 billion acquisition of Aptalis Pharma and $1.1 billion acquisition of Furiex Pharmaceuticals. Prior to joining Forest, Dr. Cassino held a number of senior executive positions at Pfizer, including Global Medical Team Leader of Pfizer’s antibacterial franchise which included Zyvox (linezolid) and Medicines Development Group VP for Pulmonary Vascular Disease and Rare Disease. Prior to Pfizer, Dr. Cassino held positions of increasing responsibility at Boehringer Ingelheim culminating in the role of Executive Medical Director of Boehringer’s late stage respiratory franchise in the US. Prior to joining industry, Dr. Cassino was a member of the academic faculty of Division of Pulmonary and Critical Care Medicine at New York University (NYU) School of Medicine in New York City.

Dr. Cassino graduated summa cum laude and Phi Beta Kappa from NYU with a BA in Chemistry and Fine Arts and received her medical degree from NYU. Dr. Cassino completed her internship and residency in Internal Medicine at NYU/Bellevue Hospital, followed by fellowship in Pulmonary/Critical Care Medicine at NYU and Mount Sinai Medical Center in New York City.

About ContraFect

ContraFect is a biotechnology company focused on discovering and developing therapeutic protein and antibody products for life-threatening, drug-resistant infectious diseases, particularly those treated in hospital settings. An estimated 700,000 deaths worldwide each year are attributed to antimicrobial-resistant infections. We intend to address life threatening infections using our therapeutic product candidates from our lysin and monoclonal antibody platforms to target conserved regions of either bacteria or viruses (regions that are not prone to mutation). ContraFect’s initial product candidates include new agents to treat antibiotic-resistant infections such as MRSA (drug-resistant staphylococcus bacteria) and influenza.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “potential,” “expand,” “advance,” “toward” or similar references to future periods. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on ContraFect’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict and many of which are beyond ContraFect’s control, including those detailed in ContraFect’s filings with the Securities and Exchange Commission. Specific forward-looking statements in this release include statements regarding the value of our new Chief Medical Officer’s experience, our ability to advance our lysin and antibody platforms to address serious drug-resistant infections and to grow into a leading anti-infective company, leveraging our lysin portfolio, CF-301’s progress towards Phase 2 and CF-404’s advancement through IND-enabling studies, all of which are subject to certain assumptions, risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Any forward-looking statement made by ContraFect in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, ContraFect expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contacts

Paul Boni

ContraFect Corporation

Tel: 914-207-2300

Email: Email Contact

Barbara Ryan

Clermont Partners

Tel: 203-274-2825

Email: Email Contact

Source: ContraFect Corporation